UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 29, 2014 (May 28, 2014)

CUBESMART
CUBESMART, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54662	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Old Lancaster Road, Malvern Pennsylvania 19355
(Address of Principal Executive Offices)

(610) 535-5700
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

On May 28, 2014 CubeSmart held its 2014 Annual Meeting of Common Shareholders.  At the Annual Meeting, the Company’s shareholders voted on: (1) the election of eight trustees, (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014, and (3) a non-binding, advisory vote regarding the compensation of the Company’s named executive officers.  The voting results on these proposals were as follows:

Proposal 1.  Election of eight trustees

	Votes For	Withheld	Broker Non-Votes
William M. Diefenderfer III	122,436,678	105,118	7,822,499
Piero Bussani	122,443,447	98,349	7,822,499
Christopher P. Marr	122,445,388	96,408	7,822,499
John W. Fain	122,439,488	102,308	7,822,499
Marianne M. Keler	122,442,499	99,297	7,822,499
Deborah Ratner Salzberg	122,448,399	93,397	7,822,499
John F. Remondi	122,442,788	99,008	7,822,499
Jeffrey F. Rogatz	122,442,888	98,908	7,822,499

Proposal 2.  Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013

Votes For	Votes Against	Abstentions
130,112,001	257,888	54,396

Proposal 3:  Advisory, non-binding vote on the compensation of the Company’s named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
119,187,052	3,280,282	74,462	7,822,499

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CUBESMART

By:	/s/ Jeffrey P. Foster
Name:	Jeffrey P. Foster
Title:	Senior Vice President, Chief Legal Officer & Secretary

Date:  May 29, 2014

CUBESMART, L.P.

By: CUBESMART, its general partner

By:	/s/ Jeffrey P. Foster
Name:	Jeffrey P. Foster
Title:	Senior Vice President, Chief Legal Officer & Secretary

Date:  May 29, 2014